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Exhibit 3.1

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN COAL ACQUISITION CORP.", CHANGING ITS NAME FROM "AMERICAN COAL ACQUISITION CORP." TO "FOUNDATION COAL CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2004, AT 5:08 O'CLOCK P.M.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3794689 8100		AUTHENTICATION:	3196012
040469713		DATE:	06-25-04

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

AMERICAN COAL ACQUISITION CORP.

It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is

American Coal Acquisition Corp.

        2.     The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

"The name of the Corporation is:

Foundation Coal Corporation"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on
June 21, 2004
Thomas R. Denison, President
/s/ DAVID I. FOLEY David I. Foley, Secretary
State of Delaware Secretary of State Division of Corporations Delivered 05:08 PM 06/24/2004 FILED 05:08 PM 06/24/2004 SRV 040468433 - 3794589 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

AMERICAN COAL ACQUISITION CORP.

It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is

American Coal Acquisition Corp.

        2.     The Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

"The name of the Corporation is:

Foundation Coal Corporation"

        3.     The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on
June 21, 2004
/s/ THOMAS R. DENISON Thomas R. Denison, President
David I. Foley, Secretary

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AMERICAN COAL HOLDING CORP.", CHANGING ITS NAME FROM "AMERICAN COAL HOLDING CORP." TO "AMERICAN COAL ACQUISITION CORP.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2004, AT 5:09 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3794689 8100		AUTHENTICATION:	3088420
040317344		DATE:	05-03-04

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State of Delaware Secretary of State Division of Corporations Delivered 05:55 PM 04/30/2004 FILED 05:09 PM 04/30/2004 SRV 040317344 - 3794689 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE
OF INCORPORATION BEFORE PAYMENT OF
ANY PART OF THE CAPITAL

OF

AMERICAN COAL HOLDING CORP.

It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "corporation") is

American Coal Holding Corp.

        2.     The corporation has not received any payment for any of its stock.

        3.     The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article I:

"The name of this corporation (the "Corporation") is:

American Coal Acquisition Corp."

        4.     The amendment of the certificate of incorporation of the corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on April 30, 2004
/s/ KARIN M. WRITER Karin M. Writer, Sole Incorporator

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMERICAN COAL HOLDING CORP.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF APRIL, A.D. 2004, AT 5:24 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
3794689 8100		AUTHENTICATION:	3073440
040299299		DATE:	04-26-04

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State of Delaware Secretary of State Division of Corporations Delivered 05:28 PM 04/23/2004 FILED 05:24 PM 04/23/2004 SRV 040299299 - 3794689 FILE

CERTIFICATE OF INCORPORATION
OF
AMERICAN COAL HOLDING CORP.

ARTICLE I
NAME OF CORPORATION

        The name of this corporation (the "Corporation") is:

American Coal Holding Corp.

ARTICLE II
REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware and the name of its registered agent at that address is Corporation Service Company.

ARTICLE III
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware Code").

ARTICLE IV
AUTHORIZED CAPITAL STOCK

        A.    The Corporation shall have the authority to issue 100 shares of Common Stock, par value $0.01 per share ("Common Stock").

        B.    Each holder of record of Common Stock shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation and which is entitled to vote. In the election of directors, each stockholder shall be entitled to cast for any one candidate no greater number of votes than the number of shares held by such stockholder; no stockholder shall be entitled to cumulate votes on behalf of any candidate.

        C.    Holders of the Common Stock shall not have preemptive rights.

ARTICLE V
BOARD POWER REGARDING BYLAWS

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI
ELECTION OF DIRECTORS

        Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII
INDEMNIFICATION; LIMITATION OF DIRECTOR LIABILITY

        A.    The Corporation shall indemnify its directors, officers, employees and agents, or persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, where such person is made party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or serving such capacity in another corporation at the request of the Corporation, in each case to the fullest extent permitted by Section 145 of the Delaware Code as the same exists or may hereafter be amended.

        B.    To the fullest extent permitted by the Delaware Code as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        C.    If the Delaware Code is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or permitting indemnification to a fuller extent, then the liability of a director of the Corporation shall be eliminated or limited, and indemnification shall be extended, in each case to the fullest extent permitted by the Delaware Code, as so amended from time to time. No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.

ARTICLE VIII
CORPORATE POWER

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX
INCORPORATOR

        The name and mailing address of the incorporator of the Corporation is:

    Karin M. Writer.
    Bartlit Beck Herman Palenchar & Scott LLP
    1899 Wynkoop Street, Suite 800
    Denver, CO 80202

        THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware Code, does make and file this Certificate.

Dated: April 23, 2004
	By:	/s/ KARIN M. WRITER Karin M. Writer, Incorporator

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Exhibit 3.1